Calculation of Filing Fee Tables
S-8
Warner Bros. Discovery, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Series A common stock, par value $0.01 per share	Other	25,000,000	$ 12.69	$ 317,250,000.00	0.0001531	$ 48,570.98
Total Offering Amounts:						$ 317,250,000.00		$ 48,570.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 48,570.98
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Warner Bros. Discovery, Inc. 2011 Employee Stock Purchase Plan (as amended, the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions that result in an increase in the number of outstanding securities. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of shares of Warner Bros. Discovery, Inc.'s Series A common stock, par value $0.01 per share ("Common Stock"), reported on the Nasdaq Global Select Market on August 5, 2025, which is within five business days of this filing. Represents 25,000,000 additional shares of Common Stock for future issuance under the Plan. The Registrant does not have any fee offsets

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A